[General Lock-up]

                                 LOCK-UP LETTER

                                 April 18, 2001

Board of Directors



Gentlemen:

         By virtue of the execution of this letter agreement (the "Agreement") the undersigned individual and/or entity (hereinafter referred to as the "Shareholder"), as record and beneficial owner of the number of shares of Common Stock, $.0001 par value per share and/or options to acquire common shares set forth opposite the Shareholder's name at the end of this Agreement (the "Shares"), of eAutoClaims.com, Inc., a Nevada corporation (the "Company") hereby represents and warrants to the Company as follows:

     a) The undersigned has full power and authority to enter into this Agreement and to restrict the transferability and saleability of the Shares;

     b) The undersigned's compliance with the terms and conditions of this Agreement will not conflict with any instrument or agreement pertaining to the Shares or the transaction contemplated herein; and will not conflict in, result in a breach of, or constitute a default under any instrument to which the Shareholder is a party;

     c) The undersigned owns the Shares free and clear of any and all liens and encumbrances.

         By  virtue  of  the   execution  of  this   Agreement   and  solely  in
consideration for the Company's utilizing its best efforts to cause the preparation and filing with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), causing the same to be ordered effective by the SEC; and the undertaking by Dirks & Company, Inc. to act as underwriter (the "Underwriter") in connection with the offering of an aggregate of 1,000,000 Units, each Unit consisting of three shares of common stock and four common stock purchase warrants (the "Units") on a firm commitment basis," and the execution of an Underwriting Agreement between the Underwriter and the Company, the terms and conditions of which are hereby incorporated herein by reference and which document is hereinafter referred to as the "Underwriting Agreement"; the Shareholder hereby agrees with the Underwriter and the Company as follows:

         Pursuant to the applicable paragraphs of the Underwriting Agreement, the shareholder agrees that he shall not sell any unregistered stock, pursuant to Rule 144 or otherwise, for a period of two hundred seventy (270) days after the date of the final and definitive prospectus, without the prior consent of the Underwriter.


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         Nothing in this Agreement  shall,  or shall be deemed to,  restrict the right and option of the Shareholder to sell all or any portion of the Units to any other individual, firm or entity in a private transaction exempt from the registration provisions of the Act and pursuant to the terms of a duly executed investment letter. By virtue of the execution of this Agreement, the Shareholder manifests his agreement and understanding that any purchaser of the Units in a private transaction must execute and deliver to the Shareholder an investment letter wherein he agrees to hold the Units for a one (1) year period commencing from the date of such sale and without the benefit of any period of time during which the Shareholder held the Units.

         In the event the proposed offering described in this lock-up letter does not close for any reason then this lock-up letter shall be null and void.

                                                     Very truly yours,


No. of Units _______________                ______________________________
                                                  Name of Stockholder

No. of Options _____________
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                                                      Signature

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                                                   Street Address

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                                              City, State and Zip Code

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                                                    Telephone Number